Exhibit 99.1

LNB Bancorp, Inc. Reports Fourth Quarter and 2010 Results

  Full year 2010 net income of $5.4 million versus 2009 loss of $2.0 million
  Net interest income and noninterest income show solid gains for the year
  Fourth quarter focus continued on aggressively managing asset quality

LORAIN, Ohio--(BUSINESS WIRE)--January 27, 2011--LNB Bancorp, Inc. (NASDAQ:LNBB) today reported financial results for the fourth quarter and full year ended December 31, 2010.

Net income for the year ended December 31, 2010 was $5,365,000 compared with a net loss of $2,001,000 for 2009. Net income available to common shareholders totaled $4,089,000 compared to a loss of $3,257,000 for 2009 and on a per share basis was $0.55 for 2010 versus a loss of $0.45 per share for 2009.

“We are pleased to report a strong profitable year for 2010 after two years of economic challenge,” said Daniel E. Klimas, president and chief executive officer of LNB Bancorp, “Our core business remains strong with solid gains in net interest income and noninterest income over the past year.” Net interest income showed a 2.3 percent improvement and noninterest income, which includes the gain on the extinguishment of debt, grew 15.2 percent in 2010 over 2009.

“While challenges continue in terms of asset quality and slow economic growth in the region, we remain optimistic that we have been able to weather the worst of the slowdown and we believe we have emerged as a strong community bank with a solid balance sheet and opportunities for further revenue growth as we look ahead,” said Klimas.

“With early signs of economic improvement, the Company has made strategic investments in personnel in the second half of 2010 to take advantage of enhanced revenue opportunities in commercial and small business lending,” said Klimas.

Net income for the fourth quarter of 2010 was $61,000 compared to $542,000 for the fourth quarter 2009. “The Company’s core earnings were strong in the fourth quarter and normal operating expenses were well contained,” said Klimas. Net income was negatively impacted by an increased provision for loan loss as well as elevated expenses related to loan workout and collections. During the fourth quarter of 2010 the Company provided $3,931,000 to the allowance for possible loan losses. “These additions to our allowance for possible loan losses are prudent measures that reflect the continued deterioration in appraised values of real estate collateral,” said Klimas.

Full year 2010 Review

Over the course of 2010, the Company produced strong core earnings. Pre-provision core earnings* for the full year 2010 were $14,606,000 compared to $14,348,000 pre-provision core earnings for 2009.

Net interest income on a fully tax-equivalent basis (FTE) for 2010 was $39,112,000 compared to $38,247,000 for 2009, a 2.3 percent gain. Net interest margin (FTE) for 2010 was 3.60 percent, a marked improvement from the 3.39 percent in 2009.

Noninterest income for 2010 was $13,777,000, up 15.2 percent from the $11,956,000 one year earlier. Noninterest income in 2010 was favorably impacted by a $2,210,000 gain from the extinguishment of debt related to the Company’s exchange of common shares for trust preferred securities during the third quarter while recent federal legislation limiting overdraft fees on debit card transactions had a negative impact on deposit service charges.

Noninterest expense was $35,569,000 for 2010, compared to $35,330,000 for 2009. “Expense management continues to be a major area of focus for the Company,” said Klimas. Expenses for 2010 were higher in large part due to higher loan collection and credit workout expenses.

Total assets at December 31, 2010 were $1,152,537,000, substantially the same as year-end 2009. Portfolio loans grew to $812,579,000 at December 31, 2010 from $803,197,000 in 2009. Total deposits at the end of 2010 were $978,526,000, compared with $971,433,000 at the end of 2009.

The Company continues to aggressively manage credit quality. Net charge-offs were $12,882,000 for 2010 compared to $11,877,000 in 2009. Net charge-offs to average loans for the year ending December 31, 2010 was 1.62 percent, compared to 1.47 percent one year ago. “A significant portion of the charge-offs were comprised of commercial real estate loans, for which reserves had been previously provided,” said Klimas.

At December 31, 2010 the Company’s non-performing assets totaled $44,949,000, or 3.90 percent of total assets, compared to $40,101,000, or 3.49 percent at December 31, 2009. Loans past due 30-89 days improved from $6,040,000 or 0.75 percent of total at December 31, 2009 to $2,737,000 or 0.34 percent at December 31, 2010.

The allowance for possible loan losses is $16,136,000 at December 31, 2010, compared to $18,792,000, at December 31, 2009. For the year 2010, the provision for loan losses was $10,225,000 compared to the 2009 provision for loan losses of $19,017,000. The allowance as a percent of total loans at December 31, 2010 equaled 1.99 percent, compared to 2.34 percent at December 31, 2009.

Fourth Quarter Review

Pre-provision core earnings* for the fourth quarter of 2010 totaled $3,796,000 compared to $4,090,000 for the same period one year ago. The difference is mostly accounted for by higher costs associated with loan work-out and collections in the fourth quarter of 2010.

Fourth quarter 2010 net interest income (FTE) totaled $9,886,000 compared to $9,498,000 for the third quarter of 2010 and $10,484,000 in the fourth quarter of 2009. The Company’s net interest margin (FTE) for the fourth quarter of 2010 was 3.59 percent, up from the 3.49 percent in the third quarter of 2010 and down from 3.75 percent in the fourth quarter 2009.

Noninterest income was $3,186,000 for the fourth quarter of 2010, up from the $2,731,000 for the fourth quarter of 2009. Noninterest expense was $9,150,000 for the fourth quarter of 2010, compared with $8,753,000 for the fourth quarter of 2009. Expenses for the quarter reflects the higher cost of loan work-out and collections along with the costs associated with new hires related to the revenue growth initiative.

The provision for loan losses was $3,931,000 in the fourth quarter of 2010, compared to $3,657,000 in the fourth quarter 2009. Net charge-offs were $4,992,000 for the fourth quarter of 2010 or 2.48 percent of average loans, compared to $7,421,000 or 3.62 percent in the fourth quarter of 2009.

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress. Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses and the gain on the extinguishment of debt. Pre-provision core earnings is reconciled to the related GAAP financial measure in the “Reconciliation” table included after the consolidated financial statements and supplemental financial information included in this press release.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and Morgan Bank serve customers through 20 retail-banking locations and 30 ATMs in Lorain, Erie, Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," "believe," "anticipate" and "seek," as well as similar comments, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include but are not limited to:

  significant increases in competitive pressure in the banking and financial services industries;
  changes in the interest rate environment which could reduce anticipated or actual margins;
  changes in political conditions or the legislative or regulatory environment, including new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect the Company's financial condition (such as, for example, the Dodd-Frank Wall Street reform and Consumer Protection Act and rules and regulations that may be promulgated under the Act);
  persisting volatility and limited credit availability in the financial markets, particularly if limitations on the Company's ability to raise funding to the extent required by banking regulators or otherwise; initiatives undertaken by the U.S. government do not have the intended effect on the financial markets;
  limitations on the Company's ability to return capital to shareholders and dilution of the Company's common shares that may result from the terms of the Capital Purchase Program ("CPP"), pursuant to which the Company issued securities to the United States Department of the Treasury (the "U.S. Treasury");
  limitations on the Company's ability to pay dividends;
  increases in interest rates or further weakening economic conditions that could constrain borrowers' ability to repay outstanding loans or diminish the value of the collateral securing those loans;
  adverse effects on the Company's ability to engage in routine funding transactions as a result of the actions and commercial soundness of other financial institutions;
  asset price deterioration, which has had and may continue to have a negative effect on the valuation of certain asset categories represented on the Company's balance sheet;
  general economic conditions, either nationally or regionally (especially in northeastern Ohio), becoming less favorable than expected resulting in, among other things, further deterioration in credit quality of assets;
  increases in deposit insurance premiums or assessments imposed on the Company by the FDIC;
  difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position;
  changes occurring in business conditions and inflation;
  changes in technology;
  changes in trade, monetary, fiscal and tax policies;
  changes in the securities markets, in particular, continued disruption in the fixed income markets and adverse capital market conditions;
  continued disruption in the housing markets and related conditions in the financial markets; and
  changes in general economic conditions and competition in the geographic and business areas in which the Company conducts its operations, particularly in light of the recent consolidation of competing financial institutions; as well as the risks and uncertainties described from time to time in the Company's reports as filed with the Securities and Exchange Commission.

CONSOLIDATED BALANCE SHEETS

	At December 31, 2010	At December 31, 2009
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from Banks	$17,370	$16,318
Federal funds sold and short-term investments	30,850	10,615
Cash and cash equivalents	48,220	26,933
Interest-bearing deposits in other banks	348	359
Securities:
Trading securities, at fair value	-	8,445
Available for sale, at fair value	221,725	247,037
Total Securities	221,725	255,482
Restricted stock	5,741	4,985
Loans held for sale	5,105	3,783
Loans:
Portfolio loans	812,579	803,197
Allowance for loan losses	(16,136)	(18,792)
Net loans	796,443	784,405
Bank premises and equipment, net	9,645	10,105
Other real estate owned	3,119	1,264
Bank owned life insurance	17,146	16,435
Goodwill, net	21,582	21,582
Intangible assets, net	869	1,005
Accrued interest receivable	3,519	4,072
Other assets	19,075	19,099
Total Assets	$1,152,537	$1,149,509

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$115,476	$118,505
Savings, money market and interest-bearing demand	318,434	305,045
Certificates of deposit	544,616	547,883
Total deposits	978,526	971,433
Short-term borrowings	932	1,457
Federal Home Loan Bank advances	42,501	42,505
Junior subordinated debentures	16,238	20,620
Accrued interest payable	1,434	2,074
Accrued taxes, expenses and other liabilities	3,442	7,279
Total Liabilities	1,043,073	1,045,368
Shareholders' Equity
Preferred stock, Series A Voting, no par value, authorized 750,000 shares, none issued at December 31, 2010 and December 31, 2009.	-	-
Fixed rate cumulative preferred stock, Series B, no par value, $1,000 liquidation value, 25,233 shares authorized and issued at December 31, 2010 and December 31, 2009.	25,223	25,223
Discount on Series B preferred stock	(116)	(131)
Warrant to purchase common stock	146	146
Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 8,172,943 at December 31, 2010 and 7,623,857 at December 31, 2009.	8,173	7,624
Additional paid-in capital	39,455	37,862
Retained earnings	40,668	36,883
Accumulated other comprehensive income	2,007	2,626
Treasury shares at cost, 328,194 shares at December 31, 2010 and at December 31, 2009	(6,092)	(6,092)
Total Shareholders' Equity	109,464	104,141
Total Liabilities and Shareholders' Equity	$1,152,537	$1,149,509

Consolidated Statements of Income (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(Dollars in thousands except share and per share amounts)		(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$10,738	$11,378	$42,850	$45,885
Securities:
U.S. Government agencies and corporations	1,570	2,486	7,171	10,052
State and political subdivisions	250	248	987	1,008
Trading securities	-	66	49	400
Other debt and equity securities	67	61	269	244
Federal funds sold and short-term investments	16	6	46	58
Total interest income	12,641	14,245	51,372	57,647
Interest Expense
Deposits	2,430	3,550	10,709	17,379
Federal Home Loan Bank advances	319	350	1,272	1,481
Short-term borrowings	1	13	4	124
Junior subordinated debenture	131	220	779	941
Total interest expense	2,881	4,133	12,764	19,925
Net Interest Income	9,760	10,112	38,608	37,722
Provision for Loan Losses	3,931	3,657	10,225	19,017
Net interest income after provision for loan losses	5,829	6,455	28,383	18,705
Noninterest Income
Investment and trust services	386	514	1,797	1,919
Deposit service charges	1,068	1,146	4,247	4,478
Other service charges and fees	796	667	3,208	2,775
Income from bank owned life insurance	194	153	709	693
Other income	81	101	329	317
Total fees and other income	2,525	2,581	10,290	10,182
Securities gains, net	355	16	393	690
Gains on sale of loans	349	183	1,000	1,146
Loss on sale of other assets, net	(43)	(49)	(116)	(62)
Gain on extinguishment of debt	-	-	2,210	-
Total noninterest income	3,186	2,731	13,777	11,956
Noninterest Expense
Salaries and employee benefits	4,127	4,012	15,854	15,142
Furniture and equipment	834	974	3,550	4,344
Net occupancy	580	569	2,355	2,354
Outside services	496	458	2,182	2,459
Marketing and public relations	237	194	1,065	961
Supplies, postage and freight	289	309	1,225	1,260
Telecommunications	179	217	802	813
Ohio Franchise tax	277	219	1,113	908
FDIC assessments	588	590	2,241	2,622
Other real estate owned	350	104	597	367
Electronic banking expenses	214	202	873	800
Loan and collection expense	509	383	1,715	1,346
Other expense	470	522	1,997	1,954
Total noninterest expense	9,150	8,753	35,569	35,330
Income (loss) before income tax expense	(135)	433	6,591	(4,669)
Income tax expense (benefit)	(196)	(109)	1,226	(2,668)
Net Income (Loss)	$61	$542	$5,365	$(2,001)
Dividends and accretion on preferred stock	319	319	1,276	1,256
Net Income (Loss) Available to Common Shareholders	$(258)	$223	$4,089	$(3,257)

Net Income (Loss) Per Common Share
Basic	$(0.03)	$0.03	$0.55	$(0.45)
Diluted	(0.03)	0.03	0.55	(0.45)
Dividends declared	0.01	0.01	0.04	0.20
Average Common Shares Outstanding
Basic	7,838,228	7,295,663	7,511,173	7,295,663
Diluted	7,838,228	7,295,797	7,511,173	7,295,663

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
END OF PERIOD BALANCES	2010	2010	2009	2010	2009
Cash and Cash Equivalents	$48,220	$83,074	$26,933	$48,220	$26,933
Securities and interest-bearing deposits	222,073	215,267	255,841	222,073	255,841
Restricted stock	5,741	5,741	4,985	5,741	4,985
Loans held for sale	5,105	4,676	3,783	5,105	3,783
Portfolio loans	812,579	795,909	803,197	812,579	803,197
Allowance for loan losses	16,136	17,197	18,792	16,136	18,792
Net loans	796,443	778,712	784,405	796,443	784,405
Other assets	74,955	69,132	73,562	74,955	73,562
Total assets	$1,152,537	$1,156,602	$1,149,509	$1,152,537	$1,149,509
Total deposits	978,526	979,031	971,433	978,526	971,433
Other borrowings	59,671	60,231	64,582	59,671	64,582
Other liabilities	4,876	5,997	9,353	4,876	9,353
Total liabilities	1,043,073	1,045,259	1,045,368	1,043,073	1,045,368
Total shareholders' equity	109,464	111,343	104,141	109,464	104,141
Total liabilities and shareholders' equity	$1,152,537	$1,156,602	$1,149,509	$1,152,537	$1,149,509

AVERAGE BALANCES
Assets:
Total assets	$1,160,122	$1,150,184	$1,168,965	$1,156,720	$1,194,390
Earning assets	1,091,067	1,081,034	1,109,855	1,087,618	1,128,105
Securities	234,613	242,172	274,276	245,165	268,542
Portfolio loans	799,367	799,784	812,270	796,849	805,773
Liabilities and shareholders' equity:
Total deposits	$984,182	$971,560	$978,003	$979,067	$985,811
Interest bearing deposits	871,372	856,734	872,929	866,280	890,081
Interest bearing liabilities	932,047	920,300	947,604	930,205	980,332
Total shareholders' equity	110,697	108,872	105,065	107,089	107,312

INCOME STATEMENT
Total Interest Income	$12,641	$12,463	$14,245	$51,372	$57,647
Total Interest Expense	2,881	3,091	4,133	12,764	19,925
Net interest income	9,760	9,372	10,112	38,608	37,722
Provision for loan losses	3,931	2,076	3,657	10,225	19,017
Other income	2,525	2,598	2,581	10,290	10,182
Net gain on sale of assets	661	236	150	1,277	1,774
Gain on extinguishment of debt	-	2,210	-	2,210	-
Noninterest expense	9,150	8,768	8,753	35,569	35,330
Income (loss) before income taxes	(135)	3,572	433	6,591	(4,669)
Taxes	(196)	842	(109)	1,226	(2,668)
Net income (loss)	61	2,730	542	5,365	(2,001)
Preferred stock dividend and accretion	319	320	319	1,276	1,256
Net income (loss) available to common shareholders	$(258)	$2,410	$223	$4,089	$(3,257)
Common Cash dividend declared and paid	$78	$78	$74	$304	$1,386

Net interest income-FTE (1)	$9,886	$9,498	$10,484	$39,112	$38,247
Pre-provision core earnings	3,796	3,438	4,090	14,606	14,348

PER SHARE DATA
Basic net income per common share	$(0.03)	$0.32	$0.03	$0.55	$(0.45)
Diluted net income per common share	(0.03)	0.32	0.03	0.55	(0.45)
Cash dividends per common share	0.01	0.01	0.01	0.04	0.20
Book value per common shares outstanding	10.75	11.02	11.24	10.75	11.24
Period-end common share market value	4.97	4.62	4.31	4.97	4.31
Market value as a % of book value	216%	239%	261%	216%	261%
Basic average common shares outstanding	7,838,228	7,514,935	7,295,663	7,511,173	7,295,663
Diluted average common shares outstanding	7,838,228	7,514,935	7,295,797	7,511,173	7,295,663
Common shares outstanding	7,844,749	7,825,395	7,295,663	7,844,749	7,295,663

KEY RATIOS
Return on average assets (2)	0.02%	0.94%	0.18%	0.46%	-0.17%
Return on average common equity (2)	0.22%	9.95%	2.05%	5.01%	-1.86%
Efficiency ratio	70.00%	71.10%	66.24%	70.18%	70.37%
Noninterest expense to average assets (2)	3.13%	3.02%	2.97%	3.07%	2.96%
Average equity to average assets	9.54%	9.47%	8.99%	9.26%	8.98%
Net interest margin	3.55%	3.44%	3.61%	3.55%	3.34%
Net interest margin (FTE) (1)	3.59%	3.49%	3.75%	3.60%	3.39%
Common stock dividend payout ratio	-30.38%	3.17%	32.72%	7.28%	-44.80%
Common stock market capitalization	$38,988	$36,153	$31,444	$38,988	$31,444

ASSET QUALITY
Allowance for Loan Losses
Allowance for loan losses, beginning of period	$17,197	$19,435	$22,556	$18,792	$11,652
Provision for loan losses	3,931	2,076	3,657	10,225	19,017
Charge-offs	5,127	4,460	7,602	13,627	12,477
Recoveries	135	146	181	745	600
Net charge-offs	4,992	4,314	7,421	12,882	11,877
Allowance for loan losses, end of period	$16,136	$17,197	$18,792	$16,135	$18,792

Nonperforming Assets
Nonperforming loans	$41,830	$43,574	$38,837	$41,830	$38,837
Other real estate owned	3,119	2,206	1,264	3,119	1,264
Total nonperforming assets	$44,949	$45,780	$40,101	$44,949	$40,101

Ratios
Total nonperforming loans to total loans	5.15%	5.47%	4.84%	5.15%	4.84%
Total nonperforming assets to total assets	3.90%	3.96%	3.49%	3.90%	3.49%
Net charge-offs to average loans (2)	2.48%	2.14%	3.62%	1.62%	1.47%
Provision for loan losses to average loans (2)	1.95%	1.03%	1.79%	1.28%	2.36%
Allowance for loan losses to portfolio loans	1.99%	2.16%	2.34%	1.99%	2.34%
Allowance to nonperforming loans	38.58%	39.47%	48.39%	38.58%	48.39%
Allowance to nonperforming assets	35.90%	37.56%	46.86%	35.90%	46.86%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized

Reconciliation of Pre-Provision Core Earnings*

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2010	2009	2010	2009

Pre-provision Core Earnings*	$3,796	$4,090	$14,606	$14,348
Gain on extinguishment of debt	-	-	(2,210)	-
Provision for Loan Losses	3,931	3,657	10,225	19,017
Income before income tax expense	$(135)	$433	$6,591	$(4,669)
* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress.
Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses and the gain on extinguishment of debt.

CONTACT:
For LNB Bancorp, Inc.
W. John Fuller, 216-978-7643